Exhibit 99.1

For further information, contact:
Timothy P. Dimond, Chief Financial Officer
Technology Solutions Company
Phone: 312.228.4500
tim_dimond@techsol.com

Technology Solutions Company
Announces First Quarter Financial Results

CHICAGO, April 30, 2003—Technology Solutions Company (TSC) (Nasdaq: TSCC), a leading systems integration and business consulting firm, today announced its financial results for the quarter ended March 31, 2003.

First Quarter Results

Revenues before reimbursements for the quarter ended March 31, 2003 were $15.2 million. First quarter net income was $139 thousand or $0.00 per share. Cash and marketable securities at March 31 were $47.9 million.

First Quarter Metrics

•	Revenues before reimbursements were $15.2 million; EPS were $0.00
•	Utilization was 63 percent
•	Annualized voluntary turnover was 9 percent
•	Days sales outstanding were 51 days
•	Average hourly billing rate was $173
•	Repurchased 243 thousand shares at an average price of $1.03
•	Added 10 new clients and a total of 24 new projects with new and existing clients
•	Total headcount at March 31, 2003 was 321
•	Cash and marketable securities at March 31, 2003 were $47.9 million

Outlook

Jack Hayden, president and chief executive officer of TSC, noted “The IT services market remains depressed and visibility is limited. We continue to manage costs and protect cash, and we are pleased that this is our seventh straight quarter of profitability. However, Q2 will be even more challenging for us because the economic uncertainties which existed in Q1 resulted in significant hesitation among clients to make spending commitments. This deferred decision-making among clients will reduce our Q2 revenues compared to Q1. As a result, we must balance the need for short-term profitability with the need to invest in new business initiatives and retain our talented work force.”

Second Quarter 2003 Expectations

The Company is preliminarily forecasting revenues before reimbursements for the second quarter of 2003 to be in the range of $9 million to $12 million. This amount represents a reduction from the Q1 level, primarily due to clients’ and potential clients’ hesitation to commit to IT initiatives in an environment of economic uncertainty. The Company expects Q2 results to range from a loss of $0.03 per share at the high end of the revenues range to a loss of roughly $0.08 per share at the low end. Depending on revenues and cash collections, the Company expects to end Q2 with a cash and marketable securities balance of approximately $40 million to $43 million, or just over $1.00 per share outstanding.

About Technology Solutions Company

Delivering business benefits to companies worldwide through process and technology expertise, Technology Solutions Company (TSC) is a leading systems integration and business consulting firm that focuses on rapid results. TSC’s core competencies include: enterprise resource management, supply chain management, customer relationship management, support services, and change management and training. Its services span the entire technology lifecycle — from strategy definition and planning; through implementation and integration; to extended support. Headquartered in Chicago, TSC has worked with more than 800 clients worldwide, including 59 of the Fortune 100. For more information, please visit www.techsol.com.

Conference Call

Management from Technology Solutions Company will host a conference call on Thursday, May 1, 2003 at 8:00 a.m. Central Daylight Time to discuss the results of the quarter. The conference call will be available live via the Internet in the Investors section of Technology Solutions Company Web site at www.techsol.com. It is recommended that participants using the Internet access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at www.firstcallevents.com/service/ajwz376613834gf12.html. For those who cannot access the live broadcast, a replay of the call will be available until midnight May 8, 2003 by dialing (800) 839-6713. The passcode for the replay is 5538680.

ASSUMPTIONS UNDERLYING CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to manage the pace of technological change, our ability to manage the current downturn in our industry and the economy in general, the Company’s ability to manage growth and attract and retain employees in the event the economy turns around, the Company’s ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive and other factors, our ability to attract new clients and sell additional work to existing clients and our ability to manage costs and headcount relative to expected revenues, all as more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF INCOME
 (In thousands, except per share data)

	For the Three Months
	Ended March 31,

	2003	2002

	(unaudited)
REVENUES:
Revenues before reimbursements	$15,181	$24,460
Reimbursements	1,390	2,790

	16,571	27,250

COSTS AND EXPENSES:
Project personnel	8,963	13,366
Other project expenses	1,793	4,156
Reimbursable expenses	1,390	2,790
Management and administrative support	4,197	5,624
Incentive compensation	311	1,479

	16,654	27,415

OPERATING LOSS	(83)	(165)

OTHER INCOME:
Net investment income	314	376

INCOME BEFORE INCOME TAXES	231	211
INCOME TAX PROVISION	92	84

NET INCOME	$139	$127

BASIC NET EARNINGS PER COMMON SHARE	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	40,589	43,147

DILUTED NET EARNINGS PER COMMON SHARE	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	41,154	44,324

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
 (In thousands, except share and per share data)

	March 31,	December 31,
	2003	2002

	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,349	$47,004
Marketable securities	1,544	1,624
Marketable securities held in trust	6,757	6,735
Receivables, less allowance for doubtful receivables of $2,283 and $2,377	9,373	11,829
Deferred income taxes	7,108	7,198
Other current assets	583	807

Total current assets	71,714	75,197
COMPUTERS, FURNITURE AND EQUIPMENT, NET	603	719
DEFERRED INCOME TAXES	15,614	15,614
LONG-TERM RECEIVABLES AND OTHER	7,327	7,714

Total assets	$95,258	$99,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,334	$1,099
Accrued compensation and related costs	4,863	9,128
Deferred compensation	6,757	6,735
Restructuring accruals	435	466
Other current liabilities	2,056	2,114

Total current liabilities	15,445	19,542
DEFERRED INCOME TAXES DUE TO FORMER SUBSIDIARY	6,210	6,210

Total liabilities	21,655	25,752

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued – 44,695,788; shares outstanding – 40,514,571 and 40,665,141	447	447
Capital in excess of par value	122,225	122,282
Accumulated deficit	(43,093)	(43,232)
Treasury Stock, at cost, 4,181,217 and 4,030,647 shares	(5,972)	(5,853)
Accumulated other comprehensive income (loss):
Unrealized holding gain (loss), net	8	(119)
Cumulative translation adjustment	(12)	(33)

Total stockholders’ equity	73,603	73,492

Total liabilities and stockholders’ equity	$95,258	$99,244